Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statements of PMC-Sierra, Inc. on Form S-3 (Nos. 333-70248, 333-44204, 333-34648, 33-86930, 33-90392, 33-96620 and 33-97490) and in the Registration Statements of PMC-Sierra, Inc. on Form S-8 (Nos. 333-45118, 333-40508, 333-44212, 33-41027, 333-13387, 333-13359, 333-13357, 33-80988, 333-56244, 333-48110, 333-35276, 333-34622, 333-94999, 333-92885, 333-87039, 333-55983, 333-55991, 333-34671, 333-81414, 333-102747, 33-80992 and 33-94790) of our report dated March 10, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for goodwill in accordance with Statement of Financial Accounting Standards No. 142), appearing in this Annual Report on Form 10-K of PMC-Sierra, Inc. for the year ended December 28, 2003.

/s/ Deloitte & Touche LLP

Vancouver, British Columbia, Canada
March 10, 2004